POWER OF ATTORNEY


   The  undersigned hereby constitute and appoint Margaret
W. Chambers, Marie E. Connolly, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Premier Equity Funds, Inc. (including posteffective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/Joseph S. DiMartino              June 8, 1998
Joseph S. DiMartino

/s/David P. Feldman                 June 8, 1998
David P. Feldman

/s/John M. Fraser, Jr.              June 8, 1998
John M. Fraser, Jr.

/s/Robert R. Glauber                June 8, 1998
Robert R. Glauber

/s/James F. Henry                   June 8, 1998
James F. Henry

/s/Rosalind Gersten Jacobs          June 8, 1998
Rosalind Gersten Jacobs

/s/Irving Kristol                   June 8, 1998
Irving Kristol

/s/Paul A. Marks                    June 8, 1998
Paul A. Marks

/s/Martin Peretz                    June 8, 1998
Martin Peretz

/s/Bert W. Wasserman                June 8, 1998
Bert W. Wasserman



                      POWER OF ATTORNEY
   The  undersigned hereby constitute and appoint Margaret
W. Chambers, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Premier Equity Funds, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Marie E. Connolly              June 8, 1998
Marie E. Connolly